Exhibit 99.1

Energy XXI Reports Fiscal Second-Quarter Results

And Provides Operational Update

Acquisition, capital raises and debt exchange strengthen operations and financial position
Davy Jones discovery portends reserves and production growth

HOUSTON – Feb. 1, 2010 – Energy XXI (Bermuda) Limited (NASDAQ: EXXI) (AIM: EXXI) today announced fiscal second-quarter results for the period ended Dec. 31, 2009 and provided an operational update.
For the 2010 fiscal second quarter, Energy XXI reported earnings before interest, taxes, depreciation, depletion and amortization (EBITDA) of $66.3 million, compared with $68.8 million in the 2009 fiscal second quarter.  Net income for the 2010 fiscal second quarter was $16.4 million ($0.46 per share – diluted) on revenues of $124.5 million and production of 20,900 barrels of oil equivalent per day (BOE/d), with an average of 35.8 million shares (diluted) outstanding for the period, adjusted for the recently effected reverse split.  These results reflect a partial contribution from the company’s Dec. 22, 2009 acquisition of certain Gulf of Mexico interests. The results also include a $17.8 million after-tax ($26.7 million pre-tax) non-cash gain due to the retirement of bonds previously repurchased at a discount to face value.  In the 2009 fiscal second quarter, the company had a net loss of $429.2 million, or $14.88 per share (reverse-split-adjusted), on revenues of $106.9 million and production of 19,200 BOE/d.  The 2009 fiscal second-quarter loss included a $415.5 million after-tax ceiling test impairment ($459.1 million pre-tax).
“The past four months have been the most momentous period in the company’s history,” Energy XXI Chairman and CEO John Schiller said.  “In November, we completed a bond exchange offer that reduced the face amount of our debt by $69 million, completed a private placement of new bonds and common shares to further strengthen the balance sheet, and announced a major acquisition that increased our proved reserves and daily production more than 40 percent. We closed the acquisition in just 30 days, following an equity road show in December that raised a total of $276 million after expenses.  Those accomplishments were followed in January by the Davy Jones discovery, which has the potential to be a very significant discovery for Energy XXI.  Between the expanded producing-property portfolio and the success of our ultra-deep-shelf exploration program, we expect to increase future capital programs while still targeting further debt reduction with free cash flow.  We look to the future with continued excitement.”

Production Update
Production volumes in January 2010 averaged approximately 23,000 BOE/d, positively affected by the December acquisition of Gulf of Mexico interests, partially offset by temporary shut-ins caused by a number of factors, including third-party-pipeline outages and dredging operations conducted by the U.S. Corps of Engineers.  Current production approximates 26,000 BOE/d, with the capacity to produce 27,500 BOE/d.  Following restoration of hurricane-affected properties, expected within a month, production capacity is expected to exceed 30,000 BOE/d.

Ultra-Deep Shelf Update
Energy XXI is funding 14.1 percent of the exploratory costs to earn a 15.8 percent working interest and 12.6 percent net revenue interest at the ultra-deep Davy Jones prospect at South Marsh Island Block 230 on the Gulf of Mexico shelf, offshore Louisiana.  This McMoRan-operated well, which is in 20 feet of water, has been declared a major discovery with a combined 200 net feet of hydrocarbon-bearing pay sands.  After being drilled to 28,603 feet, logging and coring operations were completed and drilling has resumed, toward a proposed total depth of 29,000 feet.

Capital Expenditures
During the first half of fiscal 2010, capital expenditures totaled $64.7 million, excluding acquisition costs, with $13.6 million in exploration and $51.1 million in development and other investments.

Forward-Looking Statements
All statements included in this release relating to future plans, projects, events or conditions and all other statements other than statements of historical fact included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, including changes in long-term oil and gas prices or other market conditions affecting the oil and gas industry, reservoir performance, the outcome of commercial negotiations and changes in technical or operating conditions, among others, that could cause actual results, including project plans and related expenditures and resource recoveries, to differ materially from those described in the forward-looking statements. Energy XXI assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Competent Person Disclosure
The technical information contained in this announcement relating to operations adheres to the standard set by the Society of Petroleum Engineers.  Tom O’Donnell, Vice President of Corporate Development, a registered Petroleum Engineer, is the qualified person who has reviewed and approved the technical information contained in this announcement.

About the Company
Energy XXI is an independent oil and natural gas exploration and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company’s properties are located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore.  Collins Stewart Europe Limited and Macquarie Capital (Europe) Limited are Energy XXI listing brokers in the United Kingdom.  To learn more, visit the Energy XXI website at www.energyXXI.com.

ENERGY XXI (BERMUDA) LIMITED
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In Thousands, except per share information)
(Unaudited)

As required under Regulation G of the Securities Exchange Act of 1934, provided below are reconciliations of net income to the following non-GAAP financial measures: EBITDA and discretionary cash flow.  The company uses these non-GAAP measures as key metrics for the management of the company and to demonstrate the company’s ability to internally fund capital expenditures and service debt.  The non-GAAP measures are useful in comparisons of oil and gas exploration and production companies as they exclude non-operating fluctuations in assets and liabilities.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Net Income (Loss) as Reported	$16,446	$(429,203)	$4,146	$(433,854)

Total other (income) expense	(3,313)	19,064	15,663	40,035
Impairment of oil and gas properties	—	459,109	—	459,109
Depreciation, depletion and amortization	44,972	65,002	80,323	127,411
Income tax expense (benefit)	8,206	(45,194)	17,453	(48,045)

EBITDA	$66,311	$68,778	$117,585	$144,656

EBITDA Per Share (1)
Basic	$1.96	$2.39	$3.74	$5.01
Diluted	$1.85	$2.39	$3.60	$5.01

Weighted Average Number of Common Shares Outstanding (1)
Basic	33,788	28,835	31,470	28,896
Diluted	35,815	28,835	32,627	28,896

(1) Data adjusted for the Jan. 28, 2010 1-for-5 reverse stock split

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED BALANCE SHEETS
(In Thousands, except share information)

	December 31,	June 30,
	2009	2009
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$23,270	$88,925
Accounts receivable
Oil and natural gas sales	68,924	40,087
Joint interest billings	7,353	17,624
Insurance and other	14,069	2,562
Prepaid expenses and other current assets	37,611	16,318
Royalty deposit	1,638	1,746
Derivative financial instruments	24,567	31,404
Total Current Assets	177,432	198,666
Property and equipment, net of accumulated depreciation, depletion, amortization and impairment
Oil and natural gas properties - full cost method of accounting	1,365,977	1,102,596
Other property and equipment	8,259	9,149
Total Property and Equipment – net	1,374,236	1,111,745
Other Assets
Derivative financial instruments	6,435	3,838
Restricted cash	2,160	—
Debt issuance costs, net of accumulated amortization	12,251	14,413
Total Other Assets	20,846	18,251
Total Assets	$1,572,514	$1,328,662
LIABILITIES
Current Liabilities
Accounts payable	$74,219	$81,025
Note payable	6,549	—
Accrued liabilities	43,671	36,180
Asset retirement obligations	85,733	66,244
Derivative financial instruments	19,551	15,732
Current maturities of long-term debt	3,865	4,107
Total Current Liabilities	233,588	203,288
Long-term debt, less current maturities, face value of $766,367,000 and $858,720,000
at December 31, 2009 and June 30, 2009, respectively	815,664	858,720
Deferred income taxes	32,189	26,889
Asset retirement obligations	86,935	77,955
Derivative financial instruments	507	4,818
Other	—	29,492
Total Liabilities	1,168,883	1,201,162
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value, 2,500,000 shares authorized and 1,100,000 shares and no shares
issued and outstanding at December 31, 2009 and June 30, 2009, respectively	11	—
Common stock, $0.005 par value, 200,000,000 shares authorized and 50,819,323 and 29,283,051 shares issued and 50,804,389 and 29,150,116 shares outstanding at
December 31, 2009 and June 30, 2009, respectively	253	146
Additional paid-in capital	899,494	604,724
Accumulated deficit	(512,053)	(515,867)
Accumulated other comprehensive income, net of income taxes	15,926	38,497
Total Stockholders’ Equity	403,631	127,500
Total Liabilities and Stockholders’ Equity	$1,572,514	$1,328,662

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, except per share information)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Revenues
Oil sales	$98,050	$66,668	$164,343	$148,730
Natural gas sales	26,456	40,184	45,070	77,866
Total Revenues	124,506	106,852	209,413	226,596

Costs and Expenses
Lease operating expense	35,050	37,564	60,475	72,562
Production taxes	1,007	1,878	2,282	3,914
Impairment of oil and gas properties	—	459,109	—	459,109
Depreciation, depletion and amortization	44,972	65,002	80,323	127,411
Accretion of asset retirement obligations	6,160	2,433	11,306	4,894
General and administrative expense	14,022	6,236	22,088	12,471
Loss (gain) on derivative financial instruments	1,956	(10,037)	(4,323)	(11,901)
Total Costs and Expenses	103,167	562,185	172,151	668,460

Operating Income (Loss)	21,339	(455,333)	37,262	(441,864)

Other Income (Expense)
Other income	27,658	2,104	29,644	3,438
Interest expense	(24,345)	(21,168)	(45,307)	(43,473)
Total Other Income (Expense)	3,313	(19,064)	(15,663)	(40,035)

Income (Loss) Before Income Taxes	24,652	(474,397)	21,599	(481,899)

Income Tax Expense (Benefit)	8,206	(45,194)	17,453	(48,045)

Net Income (Loss)	16,446	(429,203)	4,146	(433,854)
Preferred Stock Dividends	332	—	332	—
Net Income (Loss) Available for Common Stockholders	$16,114	$(429,203)	$3,814	$(433,854)

Earnings (Loss) Per Share (1)
Basic	$0.48	$(14.88)	$0.12	$(15.01)
Diluted	$0.46	$(14.88)	$0.13	$(15.01)

Weighted Average Number of Common Shares Outstanding (1)
Basic	33,788	28,835	31,470	28,896
Diluted	35,815	28,835	32,467	28,896

(1) Data adjusted for the Jan. 28, 2010 1-for-5 reverse stock split

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Cash Flows From Operating Activities
Net income (loss)	$16,446	$(429,203)	$4,146	$(433,854)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Deferred income tax expense (benefit)	8,206	(45,910)	17,453	(48,761)
Change in derivative financial instruments	(4,759)	(8,520)	(17,115)	(9,862)
Accretion of asset retirement obligations	6,160	2,433	11,306	4,894
Depreciation, depletion, and amortization	44,972	65,002	80,323	127,411
Impairment of oil and gas properties	—	459,109	—	459,109
Amortization of deferred gain on debt	(29,024)	(1,148)	(30,867)	(1,466)
Amortization and write-off of debt issuance costs	3,341	988	4,459	2,000
Stock-based compensation	839	602	1,742	865
Changes in operating assets and liabilities
Accounts receivable	(53,661)	(460)	(38,385)	53,608
Prepaid expenses and other current assets	(14,489)	14,028	(21,185)	(12,706)
Asset retirement obligations	(32,615)	(7,004)	(42,449)	(13,484)
Accounts payable and other liabilities	(10,389)	(25,472)	(7,149)	(32,254)
Net Cash Provided by (Used in) Operating Activities	(64,973)	24,445	(37,721)	95,500

Cash Flows from Investing Activities
Acquisitions	(274,518)	—	(274,518)	—
Capital expenditures	(37,670)	(94,761)	(47,811)	(180,884)
Insurance payments received	45,199	—	53,178	—
Restricted cash	(1,634)	—	(2,160)	—
Other	46	(255)	134	(255)
Net Cash Used in Investing Activities	(268,577)	(95,016)	(271,177)	(181,139)

Cash Flows from Financing Activities
Proceeds from the issuance of common and preferred stock, net of offering costs	294,527	—	294,527	—
Dividends to shareholders	—	(1,453)	—	(1,453)
Proceeds from long-term debt	75,837	105,239	75,837	249,990
Payments on long-term debt	(118,782)	(2,320)	(123,443)	(152,403)
Purchase of bonds	—	(32,563)	—	(91,355)
Other	(2,063)	(401)	(3,678)	(868)
Net Cash Provided by Financing Activities	249,519	68,502	243,243	3,911

Net Decrease in Cash and Cash Equivalents	(84,031)	(2,069)	(65,655)	(81,728)

Cash and Cash Equivalents, beginning of period	107,301	89,303	88,925	168,962

Cash and Cash Equivalents, end of period	$23,270	$87,234	$23,270	$87,234

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED OPERATIONAL INFORMATION (In thousands) (Unaudited)

	Dec. 31, 2009	Sept. 30, 2009	June 30, 2009	Mar. 31, 2009	Dec. 31, 2008
Operating revenues
Crude oil sales	$93,974	$58,114	$58,920	$46,492	$53,388
Natural gas sales	16,812	9,770	15,168	20,435	33,111
Hedge gain (loss)	13,720	17,023	27,010	39,209	20,353
Total revenues	124,506	84,907	101,098	106,136	106,852
Percent of operating revenues from crude oil
Prior to hedge gain (loss)	84.8%	85.6%	79.5%	69.5%	61.7%
Including hedge gain (loss)	78.8	78.1%	70.8%	68.3%	62.4%
Operating expenses
Lease operating expense
Insurance expense	7,827	5,954	4,356	4,980	4,934
Workover and maintenance	2,678	3,231	4,622	341	7,094
Direct lease operating expense	24,545	16,240	15,646	19,643	25,536
Total lease operating expense	35,050	25,425	24,624	24,964	37,564
Production taxes	1,007	1,275	(51)	1,587	1,878
Impairment of oil and gas properties	—	—	—	117,887	459,109
Depreciation, depletion and amortization	44,972	35,351	39,744	50,052	65,002
General and administrative	14,022	8,066	6,168	6,117	6,236
Other – net	8,116	(1,133)	3,852	7,643	(7,604)
Total operating expenses	103,167	68,984	74,337	208,250	562,185
Operating income (loss)	$21,339	$15,923	$26,761	$(102,114)	$(455,333)
Sales volumes per day
Natural gas (MMcf)	40.7	33.2	41.1	49.2	54.4
Crude oil (MBbls)	14.2	10.0	11.9	12.5	10.1
Total (MBOE)	20.9	15.5	18.7	20.7	19.2
Percent of sales volumes from crude oil	67.6%	64.5%	63.6%	60.4%	52.7%
Average sales price
Natural gas per Mcf	$4.49	$3.20	$4.06	$4.62	$6.62
Hedge gain per Mcf	2.58	2.90	3.85	2.98	1.41
Total natural gas per Mcf	$7.07	$6.10	$7.91	$7.60	$8.03
Crude oil per Bbl	$72.17	$63.44	$54.56	$41.40	$57.38
Hedge gain per Bbl	3.13	8.93	11.68	23.16	14.27
Total crude oil per Bbl	$75.30	$72.37	$66.24	$64.56	$71.65
Total hedge gain per BOE	$7.12	$11.95	$15.86	$21.07	$11.54
Operating revenues per BOE	$64.65	$59.59	$59.36	$57.04	$60.57
Operating expenses per BOE
Lease operating expense
Insurance expense	4.06	4.18	2.56	2.68	2.79
Workover and maintenance	1.39	2.27	2.71	0.18	4.02
Direct lease operating expense	12.74	11.40	9.19	10.56	14.48
Total lease operating expense	18.19	17.85	14.46	13.42	21.29
Production taxes	0.52	0.89	(0.03)	0.85	1.06
Impairment of oil and gas properties	—	—	—	63.35	260.26
Depreciation, depletion and amortization	23.35	24.81	23.34	26.90	36.85
General and administrative	7.28	5.66	3.62	3.29	3.54
Other – net	4.22	(0.80)	2.27	4.11	(4.31)
Total operating expenses	53.56	48.41	43.66	111.92	318.69
Operating income (loss) per BOE	$11.09	$11.18	$15.70	$(54.88)	$(258.12)

GLOSSARY

Barrel – unit of measure for oil and petroleum products, equivalent to 42 U.S. gallons.

Bcfe – billion cubic feet equivalent, used to equate liquid barrels to natural gas volumes at a general conversion rate of 6,000 cubic feet of gas per barrel.

BOE – barrels of oil equivalent, used to equate natural gas volumes to liquid barrels at a general conversion rate of 6,000 cubic feet of gas per barrel.

BOE/d – barrels of oil equivalent per day.

Field – an area consisting of a single reservoir or multiple reservoirs all grouped on, or related to, the same individual geological structural feature or stratigraphic condition. The field name refers to the surface area, although it may refer to both the surface and the underground productive formations.

MBOE – thousand barrels of oil equivalent.

MMBOE – million barrels of oil equivalent.

MD – measured depth.

Net Pay – cumulative hydrocarbon-bearing formations.

Net Revenue Interest – the percentage of production revenue allocated to the working interest after first deducting proceeds allocated to royalty and overriding interest.

Spud – to begin drilling a well.

TD – target total depth of a well.

TD’d – to finish drilling a well.

TVD – total vertical depth.

Working Interest – the interest held in lands by virtue of a lease, operating agreement, fee title or otherwise, under which the owner of the interest is vested with the right to explore for, develop, produce and own oil, gas or other minerals and bears the proportional cost of such operations.

Workover / Recompletion – operations on a producing well to restore or increase production. A workover or recompletion may be performed to stimulate the well, remove sand or wax from the wellbore, to mechanically repair the well, or for other reasons.

Enquiries of the Company

Energy XXI (Bermuda) Limited
Stewart Lawrence
Vice President, Investor Relations and Communications
+1 713-351-3006
slawrence@energyxxi.com

Collins Stewart Europe Limited
Nominated Adviser and Joint UK Broker
Piers Coombs, Stewart Wallace
+44 207 523 8350
pcoombs@collinsstewart.com

Pelham Bell Pottinger
James Henderson
+44 207 743 6673
jhenderson@pelhambellpottinger.co.uk

Mark Antelme
+44 203 178 6242
mantelme@pelhambellpottinger.co.uk